Exhibit 10.10

NEWPORT FEDERAL SAVINGS BANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Effective January 1, 2006

Newport Federal Savings Bank

Supplemental Executive Retirement Plan

Article I

Introduction

Section 1.01 Purpose, Design and Intent.

(a)	The purpose of the Newport Federal Savings Bank Supplemental Executive Retirement Plan (the

“Plan”) is to assist Newport Federal Savings Bank (the “Bank”) and its affiliates in retaining the services of key employees until their retirement, to induce such employees to use their best efforts to enhance the business of the Bank and its affiliates, and to provide certain supplemental retirement benefits to such employees.

(b)	The Plan, in relevant part, is intended to constitute an unfunded “excess benefit plan” as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended. In this respect, the Plan is specifically designed to provide certain key employees with retirement benefits that would have been provided under various tax-qualified retirement plans sponsored by the Bank but for the applicable limitations placed on benefits and contributions under such plans by various provisions of the Internal Revenue Code of 1986, as amended.

Article II

Definitions

Section 2.01 Definitions. In this Plan, whenever the context so indicates, the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms “he,” “his,”

and “him,” shall refer to a Participant or a beneficiary of a Participant, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:

(a) “Affiliate” means any corporation, trade or business, which, at the time of reference, is together with the Bank, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control, or an affiliated service group, as described in Sections

414(b), 414(c), and 414(m) of the Code, respectively, or any other organization treated as a single employer with the Bank under Section 414(o) of the Code.

(b) “Applicable Limitations” means one or more of the following, as applicable:

(i)	the maximum limitations on annual additions to a tax-qualified defined contribution plan under Section 415(c) of the Code;

(ii)	the maximum limitation on the annual amount of compensation that may, under Section

401(a)(17) of the Code, be taken into account in determining contributions to and benefits under tax-qualified plans; and

(iii)	the maximum limitations, under Sections 401(k), 401(m), or 402(g) of the Code, on pre-

tax contributions that may be made to a qualified defined contribution plan.

(c) “Bank” means Newport Federal Savings Bank, and its successors.

(d) “Board of Directors” means the Board of Directors of the Bank.

(e) “Change in Control” means the earliest occurrence of one of the following events:

(i) Merger: The Company or the Bank merges into or consolidates with another corporation, or merges another corporation into the Company or the Bank, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation.

(ii) Acquisition of Significant Share Ownership: There is filed or required to be filed, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under

Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the

Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities.

(iii) Change in Board Composition: During any period of two consecutive years,

individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the

Bank’s Board of Directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board (or first nominated by the board for election by the stockholders)

by a vote of at least two-thirds ( 2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(iv)	Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means the person(s) designated by the Board of Directors, pursuant to Section

9.02 of the Plan, to administer the Plan.

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Newport Bancorp, Inc. and its successors.

(j) “Eligible Individual” means any Employee who participates in the ESOP or the 401(k) Plan, as the case may be, and whom the Board of Directors determines is one of a “select group of management or highly compensated employees,” as such phrase is used for purposes of Sections 101, 201, and 301 of

ERISA.

(k) “Employee” means any person employed by the Bank or an Affiliate.

(l) “Employer” means the Bank or Affiliate thereof that employs the Employee.

(m) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(n) “ESOP” means the Newport Federal Savings Bank Employee Stock Ownership Plan, as

amended from time to time.

(o) “ESOP Acquisition Loan” means a loan or other extension of credit incurred by the trustee of the ESOP in connection with the purchase of Common Stock on behalf of the ESOP.

(p) “ESOP Valuation Date” means any day as of which the investment experience of the trust fund of the ESOP is determined and individuals’ accounts under the ESOP are adjusted accordingly.

(q) “Effective Date” means January 1, 2006.

(r) “Participant” means an Eligible Employee who is entitled to benefits under the Plan.

(s) “Plan” means this Newport Federal Savings Bank Supplemental Executive Retirement Plan.

(t) “401(k) Plan” means the Newport Federal Savings Bank Employees’ Savings & Profit Sharing

Plan and Trust, as amended from time to time.

(u) Reserved.

(v) Reserved.

(w) “Supplemental Savings Benefit” means the benefit credited to a Participant pursuant to

Section 4.03 of the Plan.

(x) “Supplemental Savings Account” means an account established by an Employer, pursuant to Section 5.03 of the Plan, with respect to a Participant’s Supplemental Savings Benefit.

(y) “Supplemental Stock Ownership Account” means an account established by an Employer,

pursuant to Section 5.02 of the Plan, with respect to a Participant’s Supplemental Stock Ownership

Benefit.

(z) “Supplemental Stock Ownership Benefit” means the benefit credited to a Participant pursuant to Section 4.02 of the Plan.

Article III

Eligibility and Participation

Section 3.01 Eligibility and Participation.

(a)	Each Eligible Employee may participate in the Plan. An Eligible Employee shall become a

Participant in the Plan upon designation as such by the Board of Directors. An Eligible

Employee whom the Board of Directors designates as a Participant in the Plan shall commence participation as of the date established by the Board of Directors. The Board of Directors shall establish an Eligible Employee’s date of participation at the same time it designates the Eligible

Employee as a Participant in the Plan.

(b)	The Board of Directors may, at any time, designate an Eligible Employee as a Participant for any or all supplemental benefits provided for under Article IV of the Plan.

Article IV

Benefits

Section 4.01 Reserved.

Section 4.02 Supplemental Stock Ownership Benefit.

(a)	Upon a Change in Control, the Employer shall credit to the Participant’s Supplemental Stock

Ownership Account a Supplemental Stock Ownership Benefit equal to (i) less (ii), the result of which is multiplied by (iii), where:

(i)	Equals the total number of shares of Common Stock acquired with the proceeds of all

ESOP Acquisition Loans (together with any dividends, cash proceeds, or other medium related to such ESOP Acquisition Loans) that would have been allocated or credited for the benefit of the Participant under the ESOP and/or this Plan, as the case may be, had the

Participant continued in the employ of the Employer through the first ESOP Valuation

Date following the last scheduled payment of principal and interest on all ESOP

Acquisition Loans outstanding at the time of the Change in Control; and

(ii)	Equals the total number of shares of Common Stock acquired with the proceeds of all

ESOP Acquisition Loans (together with any dividends, cash proceeds, or other medium related to such ESOP Acquisition Loans) and allocated for the benefit of the Participant under the ESOP and/or this Plan, as the case may be, as of the first ESOP Valuation Date following the Change in Control; and

(iii)	Equals the fair market value of the Common Stock immediately preceding the Change in

Control.

(b)	For purposes of clause (i) of subsection (a) of this Section 4.02, the total number of shares of

Common Stock shall be determined by multiplying the sum of (i) and (ii) by (iii), where:

(i)	equals the average of the total shares of Common Stock acquired with the proceeds of an

ESOP Acquisition Loan and allocated for the benefit of the Participant under the ESOP as of the three most recent ESOP Valuation Dates preceding the Change in Control (or lesser number if the Participant has not participated in the ESOP for three full years);

(ii)	equals the average number of shares of Common Stock credited to the Participant’s

Supplemental ESOP Account for the three most recent plan years of the ESOP (such that the three most recent plan years coincide with the three most recent ESOP Valuation

Dates referred to in (i) above); and

(iii)	equals the original number of scheduled annual payments on the ESOP Acquisition

Loans.

Section 4.03 Supplemental Savings Benefit.

A Participant’s Supplemental Savings Benefit under the Plan shall be equal to the excess of (a) over (b),

where:

(a)	is the sum of the matching contributions and other contributions of the Employer that would otherwise be allocated to an account of the Participant under the 401(k) Plan for a particular year,

if the provisions of the 401(k) Plan were administered without regard to any of the Applicable

Limitations; and

(b)	is the sum of the matching contributions and other contributions of the Employer that are actually allocated on account of the Participant under the provisions of the 401(k) Plan for that particular year, after giving effect to any reduction of such allocation required by any of the Applicable

Limitations.

Article V

Accounts

Section 5.01 Reserved.

Section 5.02 Supplemental Stock Ownership Account.

The Employer shall establish, as a memorandum account on its books, a Supplemental Stock Ownership

Account. Upon a Change in Control, the Committee shall credit to the Participant’s Supplemental Stock

Ownership Account the amount of benefits determined under Section 4.02 of the Plan. The Committee shall credit the account with an amount equal to the appropriate number of shares of Common Stock or other medium of contribution that would have otherwise been made to the Participant’s accounts under the ESOP. Shares of Common Stock shall be valued under this Plan in the same manner as under the

ESOP. Cash contributions credited to a Participant’s Supplemental Stock Ownership Account shall be credited annually with interest at a rate equal to the combined weighted return provided to the

Participant’s non-stock accounts under the ESOP.

Section 5.03 Supplemental Savings Account.

The Employer shall establish a memorandum account, the “Supplemental Savings Account” for each

Participant on its books, and each year the Committee will credit the amount of contributions determined under Section 4.03 of the Plan. Contributions credited to a Participant’s Supplemental Savings Account shall be credited monthly with interest at a rate equal to the combined weighted return provided to the

Participant’s account(s) under the 401(k) Plan.

Article VI

Supplemental Benefit Payments

Section 6.01 Reserved.

Section 6.02 Payment of Supplemental Stock Ownership Benefit.

(a)	A Participant’s Supplemental Stock Ownership Benefit shall be paid to the Participant or, in the event of the Participant’s death, to his beneficiary, in a lump sum cash payment upon the earlier of: (i) the termination of the ESOP followed by the distribution of the ESOP assets to the ESOP participants or (ii) a Change in Control. In the event of a payment upon a Change in Control, the

Board of Directors of the Bank (or its designee) will use its best efforts to determine the amount of the Supplemental Stock Ownership Benefit based on the formula set forth in Section 4.02.

(b)	A Participant shall always have a fully non-forfeitable right to the Supplemental Stock Ownership

Benefit credited to him under this Plan.

Section 6.03 Payment of Supplemental Savings Benefit.

(a)	A Participant’s Supplemental Savings Benefit shall be paid to the Participant or, in the event of the Participant’s death, in a lump sum cash payment upon the earlier of: (i) the termination of the

401(k) Plan and distribution of the 401(k) Plan assets; (ii) the Participant’s termination of employment on or after attainment of age 65; or (iii) a Change in Control.

(b)	A Participant shall have a non-forfeitable right to his Supplemental Savings Benefit under this

Plan in the same percentage as he has to his matching contributions under the 401(k) Plan at the time the benefits become distributable to him under the 401(k) Plan.

Article VII

Claims Procedures

Section 7.01 Claims Reviewer.

For purposes of handling claims with respect to this Plan, the “Claims Reviewer” shall be the Committee,

unless the Committee designates another person or group of persons as Claims Reviewer.

Section 7.02 Claims Procedure.

(a)	An initial claim for benefits under the Plan must be made by the Participant or his beneficiary or beneficiaries in accordance with the terms of this Section 7.02.

(b)	Not later than ninety (90) days after receipt of such a claim, the Claims Reviewer will render a written decision on the claim to the claimant, unless special circumstances require the extension of such 90-day period. If such extension is necessary, the Claims Reviewer shall provide the

Participant or the Participant’s beneficiary or beneficiaries with written notification of such extension before the expiration of the initial 90-day period. Such notice shall specify the reason or reasons for the extension and the date by which a final decision can be expected. In no event shall such extension exceed a period of ninety (90) days from the end of the initial 90-day period.

(c)	In the event the Claims Reviewer denies the claim of a Participant or any beneficiary in whole or in part, the Claims Reviewer’s written notification shall specify, in a manner calculated to be understood by the claimant, the reason for the denial; a reference to the Plan or other document or form that is the basis for the denial; a description of any additional material or information necessary for the claimant to perfect the claim; an explanation as to why such information or material is necessary; and an explanation of the applicable claims procedure.

(d)	Should the claim be denied in whole or in part and should the claimant be dissatisfied with the

Claims Reviewer’s disposition of the claimant’s claim, the claimant may have a full and fair review of the claim by the Committee upon written request submitted by the claimant or the claimant’s duly authorized representative and received by the Committee within sixty (60) days after the claimant receives written notification that the claimant’s claim has been denied. In connection with such review, the claimant or the claimant’s duly authorized representative shall be entitled to review pertinent documents and submit the claimant’s views as to the issues, in writing. The Committee shall act to deny or accept the claim within sixty (60) days after receipt of the claimant’s written request for review unless special circumstances require the extension of such 60-day period. If such extension is necessary, the Committee shall provide the claimant with written notification of such extension before the expiration of such initial 60-day period. In all events, the Committee shall act to deny or accept the claim within 120 days of the receipt of the claimant’s written request for review. The action of the Committee shall be in the form of a written notice to the claimant and its contents shall include all of the requirements for action on the original claim.

(e)	In no event may a claimant commence legal action for benefits the claimant believes are due the claimant until the claimant has exhausted all of the remedies and procedures afforded the claimant by this Article VII.

Article VIII

Amendment and Termination

Section 8.01 Amendment of the Plan.

The Bank may from time to time and at any time amend the Plan; provided, however, that such amendment may not adversely affect the rights of any Participant or beneficiary with respect to any benefit under the Plan to which the Participant or beneficiary may have previously become entitled prior to the effective date of such amendment without the consent of the Participant or beneficiary. The

Committee shall be authorized to make minor or administrative changes to the Plan, as well as amendments required by applicable federal or state law (or authorized or made desirable by such statutes); provided, however, that such amendments must subsequently be ratified by the Board of

Directors.

Section 8.02 Termination of the Plan.

The Bank may at any time terminate the Plan; provided, however, that such termination may not adversely affect the rights of any Participant or beneficiary with respect to any benefit under the Plan to which the Participant or beneficiary may have previously become entitled prior to the effective date of such termination without the consent of the Participant or beneficiary. Any amounts credited to the supplemental accounts of any Participant shall remain subject to the provisions of the Plan and no distribution of benefits shall be accelerated because of termination of the Plan.

Article IX

General Provisions

Section 9.01 Unfunded, Unsecured Promise to Make Payments in the Future.

The right of a Participant or any beneficiary to receive a distribution under this Plan shall be an unsecured claim against the general assets of the Bank or its Affiliates, and neither a Participant, nor his designated beneficiary or beneficiaries, shall have any rights in or against any amount credited to any account under this Plan or any other assets of the Bank or an Affiliate. The Plan at all times shall be considered entirely unfunded both for tax purposes and for purposes of Title I of ERISA. Any funds invested hereunder shall continue for all purposes to be part of the general assets of the Bank or an Affiliate and available to its general creditors in the event of bankruptcy or insolvency. Accounts under this Plan and any benefits which may be payable pursuant to this Plan are not subject in any manner to anticipation, sale, alienation,

transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or a

Participant’s beneficiary. The Plan constitutes a mere promise by the Bank or Affiliate to make benefit payments in the future. No interest or right to receive a benefit may be taken, either voluntarily or involuntarily, for the satisfaction of the debts of, or other obligations or claims against, such Participant or beneficiary, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

Section 9.02 Committee as Plan Administrator.

(a)	The Plan shall be administered by the Committee designated by the Board of Directors of the

Bank.

(b)	The Committee shall have the authority, duty and power to interpret and construe the provisions of the Plan as it deems appropriate. The Committee shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing the payments hereunder. In addition, the Committee shall have the authority and power to delegate any of its administrative duties to employees of the Bank or an Affiliate, as they may deem appropriate. The Committee shall be entitled to rely on all tables, valuations, certificates, opinions, data and reports furnished by any actuary, accountant, controller, counsel or other person employed or retained by the Bank with respect to the Plan. The interpretations, determinations, regulations and calculations of the

Committee shall be final and binding on all persons and parties concerned.

Section 9.03 Expenses.

Expenses of administration of the Plan shall be paid by the Bank or an Affiliate.

Section 9.04 Statements.

The Committee shall furnish individual annual statements of accrued benefits to each Participant, or current beneficiary, in such form as determined by the Committee or as required by law.

Section 9.05 Rights of Participants and Beneficiaries.

(a)	The sole rights of a Participant or beneficiary under this Plan shall be to have this Plan administered according to its provisions and to receive whatever benefits he or she may be entitled to hereunder.

(b)	Nothing in the Plan shall be interpreted as a guaranty that any funds in any trust which may be established in connection with the Plan or assets of the Bank or an Affiliate will be sufficient to pay any benefit hereunder.

(c)	The adoption and maintenance of this Plan shall not be construed as creating any contract of employment or service between the Bank or an Affiliate and any Participant or other individual.

The Plan shall not affect the right of the Bank or an Affiliate to deal with any Participants in employment or service respects, including their hiring, discharge, compensation, and other conditions of employment or service.

Section 9.06 Incompetent Individuals.

The Committee may, from time to time, establish rules and procedures which it determines to be necessary for the proper administration of the Plan and the benefits payable to a Participant or beneficiary in the event that such Participant or beneficiary is declared incompetent and a conservator or other person is appointed and legally charged with that Participant’s or beneficiary’s care. Except as otherwise provided for herein, when the Committee determines that such Participant or beneficiary is unable to manage his financial affairs, the Committee may pay such Participant’s or beneficiary’s benefits to such conservator, person legally charged with such Participant’s or beneficiary’s care, or institution then contributing toward or providing for the care and maintenance of such Participant or beneficiary. Any such payment shall constitute a complete discharge of any liability of the Bank or an Affiliate and the

Plan for such Participant or beneficiary.

Section 9.07 Sale, Merger or Consolidation of the Bank.

The Plan may be continued after a sale of assets of the Bank, or a merger or consolidation of the Bank into or with another corporation or entity only if, and to the extent that, the transferee, purchaser or successor entity agrees to continue the Plan. Additionally, upon a merger, consolidation or other change in control any amounts credited to Participant’s deferral accounts shall be placed in a grantor trust to the extent not already in such a trust. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall be terminated subject to the provisions of Section 8.02 of the Plan.

Any legal fees incurred by a Participant in determining benefits to which such Participant is entitled under the Plan following a sale, merger, or consolidation of the Bank or an Affiliate of which the Participant is an Employee or, if applicable, a member of the Board of Directors, shall be paid by the resulting or succeeding entity.

Section 9.08 Location of Participants.

Each Participant shall keep the Bank informed of his current address and the current address of his designated beneficiary or beneficiaries. The Bank shall not be obligated to search for any person. If such person is not located within three (3) years after the date on which payment of the Participant’s benefits payable under this Plan may first be made, payment may be made as though the Participant or his beneficiary had died at the end of such three-year period.

Section 9.09 Liability of the Bank and its Affiliates.

Notwithstanding any provision herein to the contrary, neither the Bank nor any individual acting as an employee or agent of the Bank shall be liable to any Participant, former Participant, beneficiary, or any other person for any claim, loss, liability or expense incurred in connection with the Plan, unless attributable to fraud or willful misconduct on the part of the Bank or any such employee or agent of the

Bank.

Section 9.10 Governing Law.

All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the United States and, to the extent not preempted by such laws, by the laws of the State of Rhode Island.

Section 9.11 Special Transition Rules Relating to Section 409A of the Code

The Bank intends this Plan to conform in all respects with Section 409A of the Code in both form and operation. Notwithstanding any other provision in this Plan, the Bank reserves the right to amend any provision of the Plan or take any other action the Committee deems appropriate to ensure compliance with Section 409A of the Code, including altering the time and form of any distribution.

Having been adopted by its Board of Directors, this Plan is executed by its duly authorized officer on July

18, 2006.

Attest:	NEWPORT FEDERAL SAVINGS BANK

/s/ Judy Tucker	By:	/s/ Peter W. Rector
For the Entire Board of Directors